UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 6, 2007

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 6, 2007, Cypress Semiconductor Corporation (“Cypress”) issued a press release announcing the proposed private placement of $500 million aggregate principal amount of its 1.00% Convertible Senior Notes due 2009 (the “Notes”). A copy of this press release is furnished as Exhibit 99.1 to this report.

On March 7, 2007, Cypress issued a press release announcing the pricing of the Notes. A copy of this press release is furnished as Exhibit 99.2 to this report.

On March 8, 2007, Cypress issued a press release announcing that the initial purchasers of the Notes had exercised their option to acquire an additional $100 million aggregate principal amount of its 1.00% Convertible Senior Notes due 2009. A copy of this press release is furnished as Exhibit 99.3 to this report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell Company transactions. Not applicable.

(d) Exhibits. The exhibits listed below are being furnished with this Form 8-K.

Exhibit 99.1 Press Release, dated March 6, 2007

Exhibit 99.2 Press Release, dated March 7, 2007

Exhibit 99.3 Press Release, dated March 8, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: March 12, 2007	By:	/s/ Neil H. Weiss
Neil H. Weiss
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 6, 2007

99.2	Press Release, dated March 7, 2007

99.3	Press Release, dated March 8, 2007